NOVAGOLD RESOURCES INC.

2004 STOCK OPTION PLAN

APPROVED MAY 11, 2004, AS AMENDED APRIL 26, 2005

(WITH EFFECTIVE DATE OF AMENDMENT OF MARCH 10, 2006)

NOVAGOLD RESOURCES INC.

2004 STOCK OPTION PLAN

PART 1

INTERPRETATION

1.01                                             Definitions In this Plan the following words and phrases shall have the following meanings, namely:

(a)	"Board" means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by Section 3.01 hereof;

(b)

"Change of Control" means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

(c)	"Code" means the U.S. Internal Revenue Code of 1986, as amended;

(d)	"Company" means NovaGold Resources Inc.;

(e)	"Director" means any director of the Company or of any of its subsidiaries;

(f)	"Employee" means any individual in the employment of the Company or any of its subsidiaries or of a company providing management or administrative services to the Company;

(g)	"Exchange" means The Toronto Stock Exchange and any other stock exchange on which the Shares are listed for trading;

(h)	"Exchange Policy" means the policies, bylaws, rules and regulations of the Exchange governing the granting of options by the Company, as amended from time to time;

(i)

"Expiry Date" means not later than ten years from the date of grant of the Option or, if Exchange Policy does not permit a term of 10 years for Options granted by the Company not later than five years from the date the Option is granted;

(j)

"Fair Market Value" means, with respect to any property (including, without limitation, any Shares), the fair market value of such property determined by such methods or procedures as are established from time to time by the Board. Unless otherwise determined by the Board, the fair market value of a Share as of a given date will be (a) the price at which the last recorded sale of a board lot of Shares took place on the Exchange during the trading day immediately preceding the date in question or (b) if there was no such sale, the weighted average trading price on the Exchange for the Shares for the five trading days immediately preceding the date in question;

(k)	"Incentive Stock Option" means an Option granted to a U.S. Participant that is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code.

(l)	"Insider" has the meaning ascribed thereto in the Securities Act;

(m)	"Joint Actor" means a person acting "jointly or in concert with" another person as that phrase is interpreted in section 96 of the Securities Act;

(n)	"Nonqualified Stock Option" means an Option granted to a U.S. Participant that is not an Incentive Stock Option;

(o)	"Option" means an option to acquire Shares granted under this Plan;

(p)

"Option Agreement" means the written agreement between the Company and an optionee relating to the granting of an Option, in the form or substantially in the form of Exhibit A or Exhibit B attached to this Plan, and containing such terms and conditions as are required by Exchange Policy and Securities Laws;

(q)

"Option Price" means the price at which Options may be granted in accordance with Exchange Policy and Securities Laws and means the price at which the last recorded sale of a board lot of Shares took place on the Exchange during the trading day immediately preceding the date of granting the Option or, if there was no such sale, the weighted average trading price on the Exchange for the Shares for the five trading days immediately preceding the date of granting the Option;

(r)	"Officer" means any senior officer of the Company or of any of its subsidiaries as defined in the Securities Act;

(s)

"Outstanding Issue" is determined by Exchange Policy and by Securities Laws, and is based on the number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares issued over the preceding one year period pursuant to stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares including a share purchase from treasury which is financial assisted by the Company by way of loan, guarantee or otherwise;

(t)	"Parent" means a "parent corporation" as defined in section 424(e) of the Code;

(u)	"Plan" means this stock option plan as from time to time amended;

(v)	"Securities Act" means the Securities Act, as amended, from time to time;

(w)	"Securities Laws" means the act, policies, bylaws, rules and regulations of the securities commissions governing the granting of options by the Company, as amended from time to time;

(x)

"Service Provider" means an Employee or insider of the Company or any of its subsidiaries and includes any other person who is engaged to provide either directly or through a corporation, ongoing management or consulting services to the Company or its affiliates;

(y)	"Shares" means common shares of the Company;

(z)	"Subsidiary" means a "subsidiary corporation" as defined in section 424(f) of the Code;

(aa)	"U.S. Participant" means a Service Provider, Officer or Director who is a U.S. citizen or a U.S. resident, in each case as defined in the Code;

(bb)	"Vested" means that an Option has become exercisable in accordance with the terms of this Plan and any applicable Option Agreement;

(cc)

"10% Shareholder" means a person who owns (taking into account the constructive ownership rules under section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company (or of any Parent or Subsidiary of the Company).

1.02                                             Gender Throughout this Plan, words importing the masculine gender shall be interpreted as including the female gender.

PART 2

PURPOSE OF PLAN

2.01                                             Purpose The purpose of this Plan is to attract and retain Service Providers, Officers or Directors to the Company and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company through Options.

PART 3

GRANTING OF OPTIONS

3.01                                             Administration This Plan shall be administered by the Board or, if the Board so elects, by a committee (which may consist of only one person) appointed by the Board from its members.

3.02                                             Committee's Recommendations The Board may accept all or any part of recommendations of the committee or may refer all or any part thereof back to the committee for further consideration and recommendation.

3.03                                             Grant by Resolution The Board, on its own initiative or, a committee of the Board duly appointed for the purpose of administering this Plan, may, by resolution, designate all eligible persons who are Service Providers, Officers or Directors, or corporations employing or wholly owned by such Service Provider, Officer or Director, to whom Options should be granted and specify the terms of such Options which shall be in accordance with Exchange Policy and Securities Laws.

3.04                                             Terms of Option The resolution of the Board shall specify the number of Shares that should be placed under Option to each such Service Provider, Officer or Director, the exercise price to be paid for such Shares upon the exercise of each such Option, and the period during which such Option may be exercised.

3.05                                             Option Agreement Every Option granted under this Plan shall be evidenced by an Option Agreement and, where not expressly set out in the Option Agreement, the provisions of such Option Agreement shall conform to and be governed by this Plan. In the event of any inconsistency between the terms of any Option Agreement and this Plan, the terms of this Plan shall govern.

PART 4

CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

4.01                                             Exercise Price The exercise price of an Option granted under this Plan shall not be less than the Option Price at the time of granting the Options.

4.02                                             Expiry Date Each Option shall, unless sooner terminated, expire on a date to be determined by the Board which will not be later than the Expiry Date.

4.03                                             Different Exercise Periods, Prices and Number The Board may, in its absolute discretion, upon granting an Option under this Plan, and subject to the provisions of Section 7.03 hereof, specify a particular time period or periods following the date of granting the Option during which the optionee may exercise his Option to purchase Shares, may designate the exercise price and the number of Shares in respect of which such optionee may exercise his Option during each such time period and may determine and impose terms upon which each Option shall become Vested.

4.04                                             Number of Shares To one Person The number of Shares reserved for issuance to any one person pursuant to Options granted under this Plan shall not exceed 5% of the outstanding Shares at the time of granting of the Options.

4.05                                             Termination of Employment If a Director, Officer or Service Provider ceases to be so engaged by the Company for any reason other than death, such Director, Officer or Service Provider shall have such rights to exercise any Option not exercised prior to such termination within the lesser of six months from the date of the termination or the Expiry Date of the Option provided that if the termination is for just cause the right to exercise the Option shall terminate on the date of termination unless otherwise determined by the Directors.

4.06                                             Death of Optionee If a Director, Officer or Service Provider dies prior to the expiry of his Option, his legal representatives may, within the lesser of one year from the date of the optionee's death or the Expiry Date of the Option, exercise that portion of an Option granted to the Director, Officer or Service Provider under this Plan which remains outstanding.

4.07                                             Assignment No Option granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by all applicable Securities Laws and the rules and policies of the Exchange, an optionee shall have the right to assign any Option granted to him hereunder to a trust or similar legal entity established by such optionee.

4.08                                             Notice Options shall be exercised only by written notice to the Company in accordance with the terms and conditions of this Plan and the applicable Option Agreement.

4.09                                             Payment Options may be exercised in whole or in part at any time prior to their lapse or termination. Shares purchased by an optionee on exercise of an Option shall be paid for in full at the time of their purchase.

4.10                                            Securities Laws Notwithstanding any other provision contained in this Plan, no holder may exercise any Option granted under this Plan and no Shares may be issued upon exercise of an Option unless such exercise and issuance are in compliance with all applicable Securities Laws.

PART 5

RESERVE OF SHARES FOR OPTIONS

5.01                                             Sufficient Authorized Shares to be Reserved Whenever the Memorandum or Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of Options granted under this Plan. Shares that were the subject of Options that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an Option granted under this Plan.

5.02                                             Shares Subject to the Plan Subject to adjustment as provided in Part 7, the shares to be offered under the Plan shall consist of shares of the Corporation's authorized but unissued common shares. The aggregate number of Shares to be delivered upon the exercise of all Options granted under the Plan shall not exceed 10% of the issued and outstanding Shares of the Corporation at the time of granting of options (on a non-diluted basis).

5.03                                             Maximum Number of Shares Reserved Under no circumstances shall this Plan, together with all of the Company's other previously established or proposed stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, result, at any time, in:

(a)	the number of Shares reserved for issuance pursuant to stock options granted to Insiders exceeding 10% of the Outstanding Issue, subject to increase upon shareholder and Exchange approval;

(b)	the issuance to Insiders, within a one year period, of a number of Shares exceeding 10% of the Outstanding Issue; or

(c)	the issuance to any one Insider and such Insider's associates, within a one year period, of a number of Shares exceeding 5% of the Outstanding Issue.

PART 6

OPTIONS GRANTED TO U.S. PARTICIPANTS

6.01                                             Maximum Number of Shares for Incentive Stock Options Notwithstanding any other provision of this Plan to the contrary, the number of Shares available for granting Incentive Stock Options under the Plan may not exceed 10% of the issued and outstanding Shares of the Corporation at the time of granting of options (on a non-diluted basis), subject to adjustment as provided in this Plan and subject to the provisions of section 422 and 424 of the Code.

6.02                                             Designation of Options The Option Agreement relating to any Option granted to a U.S. Participant shall specify whether such Option is an Incentive Stock Option or a Nonqualified Stock Option. If no such specification is made, the Option will be (a) an Incentive Stock Option if all of the requirements under the Code are satisfied or (b) in all other cases, a Nonqualified Stock Option.

6.03                                             Special Requirements for Incentive Stock Options In addition to the other provisions of this Plan (and notwithstanding any other provision of this Plan to the contrary), the following limitations and requirements will apply to an Incentive Stock Option:

(a)

An Incentive Stock Option may be granted only to employees (including a Director or Officer who is also an employee) of the Company (or of any Parent or Subsidiary of the Company). For purposes of this Part 6, the term "employee" shall mean a person who is an employee for purposes of the Code.

(b)

The Board will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Participant during any calendar year (under this Plan and all other plans of the Company and of any Parent or Subsidiary of the Company) exceeds US$100,000 or any limitation subsequently set forth in section 422(d) of the Code.

(c)

The exercise price payable per Share upon exercise of an Incentive Stock Option will not be less than 100% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% Shareholder, the exercise price payable per Share upon exercise of such Incentive Stock Option will be not less than 110% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

(d)

An Incentive Stock Option will terminate and no longer be exercisable no later than 10 years after the date of grant of such Incentive Stock Option; provided, however, that in the case of a grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% Shareholder, such Incentive Stock Option will terminate and no longer be exercisable no later than 5 years after the date of grant of such Incentive Stock Option.

(e)

If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Company (or by any Parent or Subsidiary of the Company) for any reason, whether voluntary or involuntary, other than death, permanent disability or just cause, such Incentive Stock Option shall be exercisable by the U.S. Participant (to the extent such Incentive Stock Option was Vested on the date of cessation of employment) at any time prior to the earlier of (i) the date that is three months after the date of cessation of employment or (ii) the expiration of the term of such Incentive Stock Option. In this paragraph, "permanent disability" is as defined in section 22(e)(3) of the Code. If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Company (or by any Parent or Subsidiary of the Company) because of the death or permanent disability of such U.S. Participant, such U.S. Participant, such U.S. Participant's personal representatives or administrators, or any person or persons to whom such Incentive Stock Option is transferred by will or the applicable laws of descent and distribution, may exercise such Incentive Stock Option (to the extent such Incentive Stock Option was exercisable on the date of death or permanent disability, as the case may be) at any time prior to the earlier of (i) the date that is six (6) months after the date of death or permanent disability, as the case may be, or (ii) the expiration of the term of such Incentive Stock Option. If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Company (or by any Parent or Subsidiary of the Company) for cause, the right to exercise such Incentive Stock Option will terminate on the date of cessation of employment, unless otherwise determined by the Board. In this paragraph, "permanent disability" has the meaning assigned to that term in section 22(e)(3) of the Code.

(f)	An Incentive Stock Option granted to a U.S. Participant may be exercised during such U.S. Participant's lifetime only by such U.S. Participant.

(g)	An Incentive Stock Option granted to a U.S. Participant may not be transferred, assigned or pledged by such U.S. Participant, except by will or by the laws of descent and distribution.

PART 7

CHANGES IN OPTIONS

7.01                                             Share Consolidation or Subdivision In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for granting of Options and the price payable for any Shares that are then subject to Options shall be adjusted accordingly.

7.02                                             Stock Dividend In the event that the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for granting of Options and the price payable for any Shares that are then subject to Options may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

7.03                                             Effect of a Take-Over Bid If a bona fide offer (an "Offer") for Shares is made to the optionee or to shareholders of the Company generally or to a class of shareholders which includes the optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each optionee of full particulars of the Offer, whereupon all Shares subject to such Option will become Vested and the Option may be exercised in whole or in part by the optionee so as to permit the optionee to tender the Shares received upon such exercise, pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or

(b)	all of the Shares tendered by the optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Shares received upon such exercise, or in the case of clause (b) above, the Shares that are not taken up and paid for, may be returned by the optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Shares were to become Vested pursuant to this section shall be reinstated. If any Shares are returned to the Company under this section 7.03, the Company shall immediately refund the exercise price to the optionee for such Shares.

7.04                                             Acceleration of Expiry Date If an Offer is made by an offeror at any time when an Option granted under the Plan remains unexercised, in whole or in part the Directors may, upon notifying each optionee of full particulars of the Offer, declare all Shares issuable upon the exercise of Options granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

7.05                                             Effect of a Change of Control If a Change of Control occurs, all Shares subject to each outstanding Option will become Vested, whereupon such Option may be exercised in whole or in part by the optionee.

PART 8

EXCHANGE'S RULES AND POLICIES APPLY

8.01                                             Exchange's Rules and Policies Apply This Plan and the granting and exercise of any Options hereunder are also subject to such other terms and conditions as are set out from time to time in the rules and policies on stock options of the Exchange and any securities commission having authority and such rules and policies shall be deemed to be incorporated into and become a part of this Plan. In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.

PART 9

AMENDMENT OF PLAN

9.01                                             Board May Amend The Board may, by resolution, amend or terminate this Plan, but no such amendment or termination shall, except with the written consent of the optionees concerned, affect the terms and conditions of Options previously granted under this Plan which have not then been exercised or terminated.

9.02                                             Exchange Approval Any amendment to this Plan or Options granted pursuant to this Plan shall not become effective until such Exchange and shareholder approval as is required by Exchange Policy and Securities Laws has been received.

PART 10

MISCELLANEOUS

10.01                                             Other Plans Not Affected This Plan is in addition to any other existing plans and shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers and Service Providers.

10.02                                             No Rights Until Option Exercised An optionee shall be entitled to the rights pertaining to share ownership, such as to dividends, only with respect to Shares that have been fully paid for and issued to him upon exercise of an Option.

10.03                                             No Right to Employment This Plan will not confer upon any optionee any right with respect to continuation of such optionee's employment, consulting or other service relationship with the Company, and will not interfere in any way with the Company's right to terminate such optionee's employment, consulting or other service relationship at any time, with or without cause.

10.04                                             U.S. Tax Withholding In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable U.S. federal or state payroll, withholding, income or other taxes that are the sole and absolute responsibility of a U.S. Participant are withheld or collected from such U.S. Participant. For the purposes of assisting a U.S. Participant in paying all or a portion of the U.S. federal and state taxes to be withheld or collected upon exercise of an Option, the Board, in its discretion and subject to such additional terms and conditions as it may adopt, may permit a U.S. Participant, subject to applicable laws, to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such Option having a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares (other than Shares issuable upon exercise of such

Option) having a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

10.05                                             No Trust Fund Neither this Plan nor any Option will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and an optionee or any other person. To the extent that any optionee acquires a right to receive payments from the Company pursuant to an Option, such right will be no greater than the right of any unsecured general creditor of the Company.

10.06                                             Governing Law The validity, construction and effect of this Plan and any Option Agreement will be determined in accordance with the internal laws, and not the law of conflicts, of the Province of British Columbia and the laws of Canada applicable therein.

10.07                                             Effective Date This Plan shall become effective upon the later of the date of acceptance for filing of this Plan by the Exchange and the approval of this Plan by the shareholders of the Company; provided, however, that Options may be granted under this Plan prior to the receipt of approval of the Exchange. In the event that this Plan is not adopted by the shareholders of the Company within 12 months after approval by the Board, this Plan will remain effective; provided, however, that any Incentive Stock Options granted under the Plan shall be deemed to be Nonqualified Stock Options.

10.08                                             Term of Plan No Options shall be granted under the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board or the date of shareholder approval of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond the end of such 10-year period, and the authority of the Board provided for hereunder with respect to the Plan and any Options, and the authority of the Board to amend the Plan, shall extend beyond the end of such 10-year period.

EFFECTIVE DATE OF PLAN: May 11, 2004

EFFECTIVE DATE OF AMENDMENT: March 10, 2006

Exhibit A

NOVAGOLD RESOURCES INC. OPTION AGREEMENT

                                            This Option Agreement is entered into between NovaGold Resources Inc. (the "Company") and the Optionee named below pursuant to the 2004 Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.	on [insert grant date] (the "Grant Date");

2.	[insert name] (the "Optionee");

3.	was granted the option (the "Option") to purchase [insert # of shares] common shares (the "Option Shares") of the Company;

4.	for the price (the "Option Price") of $• per Option Share;

5.	which shall be exercisable ("Vested") on • , 200•;

6.	terminating on the [insert date] (the "Expiry Date");

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

                                            This Option shall be exercisable by delivery of an Exercise Notice in the form attached as Appendix 1, duly completed and signed by the Optionee.

                                            By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

                                            IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the • day of •, 200•.

NOVAGOLD RESOURCES INC.

Per:
OPTIONEE		Authorized Signatory

Exhibit B

NOVAGOLD RESOURCES INC. OPTION AGREEMENT FOR U.S. PARTICIPANT

                                            This Option Agreement is entered into between NovaGold Resources Inc. (the "Company") and the Optionee named below pursuant to the 2004 Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.	on •, 200• (the "Grant Date");

2.	• (the "Optionee");

3.	was granted the option (the "Option") to purchase • common shares (the "Option Shares") of the Conpaby;

4.	for the price (the "Option Price") of $• per Option Share;

5.	which shall be exercisable ("Vested") as to • [if any vesting provisions apply];

6.	terminating on the •, 200• (the "Expiry Date"); and

7.	the Option is intended to qualify for U.S. federal income tax purposes as

	__	an Incentive Stock Option

	__	a Nonqualified Stock Option

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

                                            This Option shall be exercisable by delivery of an Exercise Notice in the form attached as Appendix 1, duly completed and signed by the Optionee.

                                            By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

                                            IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the • day of •, 200•.

NOVAGOLD RESOURCES INC.

Per:
OPTIONEE		Authorized Signatory

APPENDIX 1

EXERCISE NOTICE

NovaGold Resources Inc.
Suite 2300
200 Granville Street
PO Box 24
Vancouver, British Columbia
Canada V7C 1S4

Attention: Chief Financial Officer

                    Effective as of today, ___________, 20__, the undersigned optionee hereby elects to exercise optionee's option to purchase
________common shares (the "Shares") of NovaGold Resources Inc. (the "Company") at $_______________per share under and pursuant to the 2004 Stock Option Plan (the "Plan") and the Stock Option Agreement dated ________, _____(the "Option Agreement"). I enclose herewith a certified cheque or bank draft for $ . In connection with such exercise, the undersigned optionee represents, warrants and covenants to the Company (and acknowledges that the Company is relying thereon) that (check one):

____	1.

The undersigned is not a U.S. person (the definition of which includes, but is not limited to, a person resident in the United States, a partnership or corporation organized or incorporated under the laws of the United States, and a trust or estate of which any trustee, executor or administrator is a U.S. person), the undersigned was not offered the Shares in the United States and the options are not being exercised within the United States or for the account or benefit of a U.S. person. The terms "United States" and "U.S. person" are as defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"); or

____	2.	The undersigned represents, warrants and covenants to the Company that the undersigned:

(a)

understands and agrees that the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and the Shares are being offered and sold by the Company in reliance upon an exemption from registration under the 1933 Act;

(b)

understands that if he, she or it decides to offer, sell or otherwise transfer any of the Shares, he, she or it may not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

		(i)	the sale is to the Company;

		(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

(iii)

the sale is made in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or

		(iv)	the securities are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; and

the undersigned has prior to such sale furnished to the Company an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Company; and

(c)

understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Shares will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. AT ANY TIME THE COMPANY IS A "FOREIGN ISSUER" AS DEFINED IN RULE 902 UNDER THE 1933 ACT, A NEW CERTIFICATE, BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE COMPANY'S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT TO THE EFFECT THAT THE SALE OF THE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT."

provided, that if Shares of the Company are being sold under clause (B) above, at a time when the Company is a "foreign issuer" as defined in Rule 902 under the 1933 Act, the legend may be removed by providing a declaration to the Company's transfer agent in such form as the Company may from time to time prescribe, to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act.

The foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining whether the Shares may be issued under applicable securities laws. The undersigned undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the undersigned set forth herein which takes place prior to the date of issuance of the Shares.

Registration of the stock certificate to the following name and address:

Name: __________________________________________________

Address: __________________________________________________

__________________________________________________

__________________________________________________

Delivery of the stock certificate to the following address:
Same as above or:

Delivery	___________________________________________________

Address:

Attention:

(Signature of Optionee)

(Name of Optionee - please print)